Exhibit 99.1

YogaWorks, Inc. Reports Fourth Quarter and Full Year 2017 Financial Results and Initiates Fiscal 2018 Guidance

LOS ANGELES, April 02, 2018 (GLOBE NEWSWIRE) -- YogaWorks, Inc. (NASDAQ:YOGA) (the “Company”), one of the largest providers of high quality yoga instruction in the U.S., today announced financial results for the fourth quarter and full year ended December 31, 2017.

Rosanna McCollough, President and Chief Executive Officer of YogaWorks, stated, “We are pleased with our tremendous accomplishments in 2017, and to have once again delivered financial results that were in line with our expectation in the fourth quarter. We acquired and made great progress on integrating 13 studios during the quarter, and ended the year with 66 locations in nine regions.  During 2017, we brought our brand to the exciting new markets of Atlanta and Houston and increased our leadership position in our existing markets.  As we look ahead, we will continue to build on our momentum.  We remain committed to leveraging our robust pipeline of potential acquisitions and our unique position as the acquirer of choice within the fragmented industry, while also focusing on driving solid performance across our existing studios.”

Results for the Fourth Quarter Ended December 31, 2017

	December 31, 2017	December 31, 2016
GAAP Results(1)
Net revenue	$14.5 million	$13.2 million
Net loss	$11.8 million	$2.7 million

Non-GAAP Results(2)
Studio Count at quarter end	66	49
Adjusted EBITDA	$(1.1) million	$71 thousand
Adjusted free cash flows	$(227) thousand	$371 thousand
Studio-Level free cash flows	$3.6 million	$2.8 million
Studio-Level EBITDA	$2.7 million	$2.5 million
Adjusted net loss	$3.5 million	$2.6 million
(1)	U.S. generally accepted accounting principles (“GAAP”).
(2)

Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flows, Studio-Level free cash flows and Adjusted net loss are non-GAAP measures. For reconciliations to GAAP net loss, see "Reconciliations of Non-GAAP Financial Measures" accompanying this press release.

For the fourth quarter ended December 31, 2017:

•	Net revenue was $14.5 million, a 10.2% increase compared to $13.2 million in the fourth quarter of 2016.
•	The Company acquired 13 studios during the fourth quarter for $5.6 million and ended the quarter with 66 studios in nine regional markets.
•	Adjusted EBITDA was $(1.1) million compared to adjusted EBITDA of $71,000 for the same quarter last year.
•	Adjusted net loss was $3.5 million compared to adjusted net loss of $2.6 million for the same period last year.

For a reconciliation of GAAP net loss to Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flows, Studio-Level free cash flows and Adjusted net loss, please see “Reconciliations of Non-GAAP Financial Measures” accompanying this press release.

Results for the Full Year Ended December 31, 2017

	December 31, 2017	December 31, 2016
GAAP Results
Net revenue	$54.5 million	$55.1 million
Net income loss	$23.4 million	$9.5 million

Non-GAAP Results(1)
Studio Count at quarter end	66	49
Adjusted EBITDA	$(1.2) million	$1.7 million
Adjusted free cash flows	$60 thousand	$950 thousand
Studio-Level free cash flows	$12.0 million	$11.6 million
Studio-Level EBITDA	$10.7 million	$12.4 million
Adjusted net loss	$11.7 million	$9.1 million
(1)

Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flows, Studio-Level free cash flows and Adjusted net loss are non-GAAP measures. For reconciliations to GAAP net loss, see "Reconciliations of Non-GAAP Financial Measures" accompanying this press release.

For the full year ended December 31, 2017:

•	Net revenue was $54.5 million, a 1.0% decrease compared to $55.1 million in 2016.
•	The Company acquired 16 studios and opened one during fiscal 2017.
•	Adjusted EBITDA was $(1.2) million compared to adjusted EBITDA of $1.7 million last year.
•	Adjusted net loss was $11.7 million compared to adjusted net loss of $9.1 million for last year.

Balance Sheet and Cash Flow Highlights

•	Cash and cash equivalents were $22.1 million as of December 31, 2017, primarily as a result of the capital raised from the Company’s initial public offering.
•	Cash provided by operating activities was $0.6 million for the year as compared to $0.8 million in fiscal 2016.

Guidance

Guidance for the first quarter and full year fiscal 2018 excludes potential acquisitions.

For the first quarter of 2018, the Company expects net revenue between $14.8 million and $15.3 million and adjusted EBITDA between $(1.5) million and $(1.0) million. This compares to net revenue of $14.0 million and adjusted EBITDA of $841,000 for the first quarter of 2017.

For fiscal 2018, the Company expects net revenue between $57.0 million and $59.0 million and adjusted EBITDA between $(4.0) million and $(3.0) million. This compares to net revenue of $54.5 million and adjusted EBITDA of $(1.2) million for 2017.

Conference Call to Discuss Fourth Quarter Results

The Company will host a conference call and webcast to discuss its financial results for the fourth quarter ended December 31, 2017, today, April 2, 2018, beginning at 4:30 p.m. Eastern Time. Those interested in participating in the call are invited to dial 1-877-407-4018 (U.S.) or 1-201-689-8471 (international). A live webcast of the conference call will also be available online at www.yogaworks.com under the Investor Relations section and will remain available for 30 days following the live call. A replay will also be available two hours following the call through April 16, 2018, via telephone at 1-844-512-2921 (U.S.) and 1-412-317-6671 (international) by entering the replay pin 13677308.

About YogaWorks, Inc.

YogaWorks, Inc. is one of the largest providers of high quality yoga instruction in the U.S, with 66 studios in nine markets including Los Angeles, Orange County, Northern California, New York City, Boston, Baltimore, the Washington D.C. area, Houston and Atlanta. YogaWorks strives to make yoga accessible to everybody and offers a wide range of class styles for people of all ages and abilities. Through its studios, the Company offers yoga classes, integrated fitness classes, workshops, teacher training programs and yoga-related retail merchandise. In addition to its studio locations, YogaWorks offers online instruction through its MyYogaWorks web platform, which provides subscribers with a highly curated catalog of over 1,000 yoga and meditation classes.

Forward-Looking Statements

This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.

These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks and uncertainties. Factors that could cause results to differ from those reflected in the forward-looking statements are set forth in the Company’s prior press releases and public filings with the Securities and Exchange Commission, which are available via the Company’s website at www.yogaworks.com. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contacts:
Investor Relations:
Jean Fontana, ICR, Inc.
646-277-1200
IR@yogaworks.com

YogaWorks, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	As of December 31,
	2017	2016
Assets
Current assets
Cash and cash equivalents	$22,095,216	$1,912,421
Inventories	1,212,608	948,194
Prepaid expenses and other current assets	1,145,067	1,318,137
Total current assets	24,452,891	4,178,752
Property and equipment, net	10,418,203	8,552,674
Intangible assets, net	22,142,275	25,654,823
Goodwill	12,768,773	17,746,570
Other non-current assets	1,224,179	1,015,079
Total assets	$71,006,321	$57,147,898

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$3,794,569	$1,162,675
Accrued compensation	1,947,134	1,504,034
Current portion of long-term debt, net of debt issuance costs	—	418,750
Deferred revenue	7,187,948	4,593,076
Current portion of deferred rent	122,607	192,569
Total current liabilities	13,052,258	7,871,104
Deferred rent, net of current portion	3,418,886	2,471,734
Deferred tax liability	—	59,536
Convertible note due to related party	—	11,634,592
Long-term debt, net of current portion and debt issuance costs	—	6,350,320
Total liabilities	16,471,144	28,387,286
Redeemable preferred stock, nil as of December 31, 2017; $0.001 par value; 10,000 shares authorized, issued and outstanding at December 31, 2016; Liquidation Preference of $61,392,824 at December 31, 2016	—	61,392,824

Stockholders’ equity (deficit)
Common stock $0.001 par value; 50,000,000 shares authorized and 16,435,505 issued and 16,332,510 outstanding at December 31, 2017 and 100,000 shares authorized and 74,559 shares issued and outstanding at December 31, 2016	16,333	75
Additional paid-in capital	111,650,415	67,187
Accumulated deficit	(57,131,571)	(32,699,474)
Total stockholders’ equity (deficit)	54,535,177	(32,632,212)
Total liabilities, redeemable preferred stock, and stockholders’ equity (deficit)	$71,006,321	$57,147,898

YogaWorks, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

	Year Ended December 31,		Quarter Ended December 31,
	2017	2016	2017	2016
Net revenues	$54,513,945	$55,090,208	$14,511,912	$13,173,783
Cost of revenues and operating expenses
Cost of revenues	20,558,001	20,535,177	5,470,288	4,989,566
Center operations	23,476,691	22,469,539	6,473,833	5,639,404
General and administrative expenses	16,026,758	11,066,545	4,365,042	2,591,097
Depreciation and amortization	8,896,002	8,893,093	2,365,413	2,235,532
Goodwill impairment	7,488,399	—	7,488,399	—
Asset impairment	206,543	—	206,543	—
Total cost of revenues and operating expenses	76,652,394	62,964,354	26,369,518	15,455,599
Loss from operations	(22,138,449)	(7,874,146)	(11,857,606)	(2,281,816)
Interest expense, net	1,343,445	1,587,084	—	407,137
Net loss before (benefit from) provision for income taxes	(23,481,894)	(9,461,230)	(11,857,606)	(2,688,953)
(Benefit from) provision for income taxes	(45,540)	43,292	(76,614)	14,903
Net loss	(23,436,354)	(9,504,522)	(11,780,992)	(2,703,856)

YogaWorks, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year Ended December 31,
	2017	2016
Cash flows from operating activities
Net loss	$(23,436,354)	$(9,504,522)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	8,896,002	8,893,093
Goodwill impairment	7,488,399	—
Asset impairment	206,543	—
Deferred tax	(59,536)	36,508
Paid-in-kind interest expense capitalized to convertible note	291,585	906,825
Change in value of beneficial conversion feature	147,877	—
Amortization of debt issuance cost	69,164	111,922
Debt issuance cost written-off	318,016	—
Stock-based compensation expense	2,582,783	23,443
Changes in operating assets and liabilities, net of effects from acquisitions:
Tenant improvement allowances received	625,000	1,558,576
Inventories	(221,414)	167,508
Prepaid expenses and other current assets	173,070	(923,305)
Other non-current assets	(76,100)	(49,293)
Accounts payable and accrued expenses	1,508,382	(376,810)
Accrued compensation	443,100	291,889
Deferred revenue	1,405,872	(649,881)
Deferred rent and other non-current liabilities	252,190	276,217
Net cash provided by operating activities	614,579	762,170
Cash flows from investing activities
Purchase of property, equipment, and intangible assets	(1,834,526)	(2,096,481)
Cash paid for acquisitions, net of earnouts	(5,995,090)	—
Net cash used in investing activities	(7,829,616)	(2,096,481)
Cash flows from financing activities
Principal payment on term loans	(6,956,250)	(543,750)
Principal payment on convertible note	(3,300,403)	—
Principal payment on subordinated notes	(200,000)	—
Repurchase of shares to satisfy tax withholding	(428,803)	—
Proceeds from issuance of common stock, net of underwriting discounts and offering costs	35,083,288	17,877
Proceeds from issuance of convertible note	3,200,000	—
Net cash provided by (used in) financing activities	27,397,832	(525,873)
Increase (decrease) in cash and cash equivalents	20,182,795	(1,860,184)
Cash and cash equivalents, beginning of period	1,912,421	3,772,605
Cash and cash equivalents, end of period	$22,095,216	$1,912,421

Reconciliations of Non-GAAP Financial Measures

This press release contains financial measures called Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flow, Studio-Level free cash flow and Adjusted net loss which are not calculated in accordance with GAAP. The Company uses these financial measures to understand and evaluate its business. Adjusted EBITDA is a supplemental measure of the operating performance of the core business operations. Studio-Level EBITDA is a supplemental measure of the operating performance of the studios. Adjusted free cash flow is a supplemental measure of the operating performance of the core business operations excluding deferred revenue. Studio-Level free cash flow is a supplemental measure of the operating performance of the studios excluding deferred revenue. Adjusted net loss is a supplemental measure of operating performance that is adjusted for certain non-recurring items that we do not believe directly reflect the core business operations. Accordingly, the Company believes Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flow, Studio-Level free cash flow and Adjusted net loss provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as management and the Board. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Adjusted EBITDA, Studio-Level EBITDA, Adjusted free cash flow and Studio-Level free cash flow

The following table presents a reconciliation of Adjusted EBITDA and Studio-Level EBITDA to Net loss. In addition, Adjusted free cash flow and Studio-Level free cash flow are presented for each of the periods indicated:

	Year Ended December 31,		Quarter Ended, December 31,
	2017	2016	2017	2016
(in thousands)
Net loss	$(23,436)	$(9,504)	$(11,781)	$(2,704)
Interest expense, net	1,343	1,587	—	407
(Benefit from) provision for income taxes	(46)	43	(77)	14
Depreciation and amortization	8,896	8,893	2,365	2,235
Goodwill impairment	7,488	—	7,488	—
Asset impairment	207	—	207	—
Deferred rent(a)	252	276	158	(32)
Stock-based compensation(b)	2,583	23	464	2
Legal settlement(c)	902	—	—	—
Severance(d)	87	225	—	124
Executive recruiting(e)	131	56	52	—
Professional fees(f)	308	—	55	—
Great Hill Partners expense reimbursement fees(g)	75	100	—	25
Adjusted EBITDA	(1,210)	1,699	(1,069)	71
Change in deferred revenue(h)	1,270	(749)	842	300
Adjusted free cash flow	60	950	(227)	371
Other general and administrative expenses(i)	11,941	10,674	3,795	2,446
Studio-Level free cash flow	12,001	11,624	3,568	2,817
Change in deferred revenue(h)	(1,270)	749	(842)	(300)
Studio-Level EBITDA	$10,731	$12,373	$2,726	$2,517

(a)	Reflects the extent to which our rent expense for the period has been above or below our cash rent payments.
(b)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(c)	Legal settlement expense primarily related to the Wage Statement Claim with the state of California.
(d)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(e)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of our management team.
(f)	Professional fees related to accounting, tax and consulting services that were expensed in connection with our IPO and acquisitions.
(g)

Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with affiliates of Great Hill Equity Partners V, L.P. and Great Hill Investors, LLC (collectively, “Great Hill Partners”), which was terminated upon completion of our IPO.

(h)

Represents change in deferred revenue that is reflected in the consolidated statements of operations, excluding the change in gift card liabilities.(i) Represents general and administrative expenses that are corporate and regional expenses and not incurred by our studios, and which are primarily comprised of expenses related to (i) wages and benefits of corporate and regional employees, (ii) non-studio rent, utilities and maintenance, (iii) corporate and regional marketing and advertising, and (iv) corporate professional fees. Other general and administrative expenses exclude any general and administrative expenses related to deferred rent, stock-based compensation, legal settlement, severance, executive recruiting, professional fees, the Great Hill Partners expense reimbursement fees or any other general and administrative expenses that are included in the reconciliation of net loss to Adjusted EBITDA.

Adjusted Net Loss

The following table presents a reconciliation of Adjusted net loss to Net loss for each of the periods indicated:

	Year Ended December 31,		Quarter Ended, December 31,
	2017	2016	2017	2016
(in thousands)
Net loss	$(23,436)	$(9,504)	$(11,781)	$(2,704)
Goodwill impairment	7,488	—	7,488	—
Asset impairment	207	—	207	—
Stock-based compensation(a)	2,583	23	464	2
Legal settlement(b)	902	—	—	—
Severance(c)	87	225	—	124
Executive recruiting(d)	131	56	52	—
Professional fees(e)	308	—	55	—
Great Hill Partners expense reimbursement fees(f)	75	100	—	25
Adjusted net loss	$(11,655)	$(9,100)	$(3,515)	$(2,553)

(a)	Non-cash charges related to equity-based compensation programs, which vary from period to period depending on timing of awards and forfeitures.
(b)	Legal settlement expense primarily related to the Wage Statement Claim with the state of California.
(c)	Severance expenses incurred in the period related to the termination of studio and non-studio employees.
(d)	Executive recruiting expenses incurred in connection with the recruitment and hiring of members of our management team.
(e)	Professional fees related to accounting, tax and consulting services that were expensed in connection with our IPO and acquisitions.
(f)	Represents expense reimbursement fees incurred in connection with our Expense Reimbursement Agreement with Great Hill Partners, which was terminated upon completion of our IPO.